                            NON-COMPETITION AGREEMENT

         THIS NON-COMPETITION AGREEMENT, is made and effective as of October 29,
2004 (this "AGREEMENT"), by and among NorthStar Capital Investment Corp., a
Maryland corporation ("NCIC"), and NorthStar Partnership, L.P., a Delaware
limited partnership of which NCIC is the sole general partner and holds a majority of the partnership interests ("NPLP"), in favor of NorthStar Realty
Finance Corp., a Maryland corporation ("NRFC"), and NorthStar Realty Finance
Limited Partnership, a Delaware limited partnership of which NRFC is the sole general partner ("NRFLP").

         WHEREAS, NRFLP has entered into (1) that certain Contribution Agreement with NPLP and NorthStar Funding Managing Member Holdings LLC ("NFMM HOLDINGS"),
dated as of the date hereof and (2) that certain Contribution Agreement with
NorthStar Funding Managing Member Holdings LLC ("NSA HOLDINGS" and together with
NPLP and NFMM Holdings, the "CONTRIBUTORS"), dated as of the date hereof
(together, the "CONTRIBUTION AGREEMENTS"), pursuant to which NRFLP has agreed to acquire the Contributed Assets from the Contributors at the Closing in consideration of the Unit Distribution and $36,120,000 in cash (capitalized terms used but not defined herein shall have the meaning ascribed to them in the
Contribution Agreements); and

         WHEREAS, NRFC and NRFLP have expressly stated that it is a condition of the closing of the transactions contemplated by the Contribution Agreements that
NCIC and NPLP execute and deliver this Agreement in favor of NRFC and NRFLP.

         NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions contained in the Contribution Agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree, subject to the terms and conditions of the Contribution Agreements, as follows:

               1. DEFINITIONS.

               (a)  "AFFILIATE" means any Person directly or indirectly
                    controlled by, or under direct or indirect common control
                    with, NCIC or NPLP.

               (b)  "BOARD" means the board of directors of NCIC or similar governing body of NPLP, as applicable.

               (c)  "BUSINESSES" means:

                    (i)  the development of or equity investment in net leased real property or in sale-leaseback transactions
                         involving build-to-suit or renovated commercial,
                         retail, office, industrial or warehouse facilities
                         ("Net Lease Investments");

                   (ii)  the acquisition and the origination of or investment in mezzanine and subordinate real estate debt; and

                   (iii) investments in commercial mortgage-backed securities, debt issued by real estate investment trusts, real
                         estate collateralized debt obligations ("CDOs") or
                         residential mortgage-backed securities to be financed
                         by the issuance of CDOs or other similar capital
                         structures.

                   PROVIDED THAT in no event shall the "BUSINESSES" mean or
                   include:

                    (1)  investments in any non-performing or distressed
                         properties, loans, businesses or securities;

                    (2)  investments by, through or in any venture or equity
                         opportunity vehicle or fund whose primary objective is
                         to achieve growth in asset value rather than current
                         cash flow;

                    (3)  any existing or future debt or equity investments in or related to assets of NCIC or NPLP or their respective
                         Subsidiaries and Affiliates existing as of the date
                         hereof that are not being contributed pursuant to the
                         Contribution Agreements;

                    (4)  any debt or equity investments in or related to hotel properties;

                    (5)  any investment related to or through Koll Development
                         Company and its subsidiaries and any successor thereto;
                         or

                    (6)  any equity investments in or related to properties that do not constitute Net Lease Investments.

               (d)  "CONTINUING DIRECTORS" means any member of the Board on the date hereof and any other member of the Board who shall be recommended or elected to succeed or become a Continuing
                    Director by a majority of the Continuing Directors who are then members of the Board.

               (e)  "OFFICER" means any officer of NRFC who, on the date hereof or at any time during the Term, holds any of the following titles or positions: (1) President; (2) Chief Executive
                    Officer; (3) Chief Financial Officer; (4) Chief Investment
                    Officer; (5) Executive Vice President, or (6) any other
                    executive officer of NRFC, initially including Mr. David
                    Hamamoto, Chief Executive Officer and President, Mr. Mark
                    Chertok, Chief Financial Officer, Mr. Jean-Michel
                    Wasterlain, Chief Investment Officer and Executive President
                    and Mr. Daniel Gilbert, Executive Vice President.

               (f)  "PERSON" means any individual, corporation, association, partnership, limited liability company, joint venture,
                    unincorporated organization,

                    trust, trustee, executor, administrator or other legal
                    representative, governmental entity, or other entity or
                    organization.

               (g)  "SUBSIDIARIES" means, when used with reference to any party hereto, any corporation, partnership, limited liability
                    company, or other entity, a majority of the outstanding
                    voting power of which is owned directly or indirectly by
                    such party or, in the case of NCIC or NPLP only, of which
                    NCIC or NPLP or one of their respective Subsidiaries is the sole managing member or sole general partner; provided,
                    however, that for purposes of this definition, (i) any
                    corporation, partnership, limited liability company, or
                    other entity which is controlled, directly or indirectly, by
                    NRFC or NRFLP shall be deemed a Subsidiary of NRFC, and (ii)
                    on or after the date hereof, none of NRFC, NRFLP or any of their Subsidiaries shall be deemed Subsidiaries of NCIC or
                    NPLP.

               (h)  "TERM" has the meaning assigned to it in Section 9.

               (i)  "TERRITORY" means the United States of America.

               2. NON-COMPETITION AND NON-SOLICITATION.

               (a)  For the Term of this Agreement, none of (i) NCIC, (ii) NPLP,
                    (iii) any Subsidiary of NCIC or NPLP, or (iv) any successor or assign of NCIC or NPLP or their respective Subsidiaries, except for any successor or assign of NCIC or NPLP or their respective Subsidiaries pursuant to the merger described in
                    Section 2(c)(i) hereof, shall directly or indirectly, engage in any of the Businesses within the Territory; provided,
                    however, that nothing contained herein shall prohibit NCIC or NPLP from (A) owning, directly or indirectly, less than
                    5% of any class of voting securities of any company engaged in any of the Businesses, unless such company would become a
                    Subsidiary of NCIC or NPLP as a result of the acquisition of such voting securities, (B) directly or indirectly acquiring a business which engages in any of the Businesses or in any portion thereof if the assets of such competing business
                    constitute 20% or less of the gross assets, on a historical cost basis, of a larger business so acquired by NCIC or
                    NPLP, or (C) acquiring a business that engages in any of the
                    Businesses with the Territory if the assets of such business constitute more than 20%, but not more than 50% of the gross assets, on a historical cost basis, of a larger business so acquired by NCIC or NPLP provided that (1) NCIC or NPLP, as applicable, disposes of such competitive business within one
                    (1) year of its acquisition by NCIC or NPLP and (2) NCIC or
                    NPLP, as applicable, first offers to NRFC in writing the
                    right to acquire such competitive business before offering to sell such competitive business to a third party and may only sell such competitive business to another party if
                    after thirty days (30) NRFC determines not to acquire such business, provided that, the terms of the sale to any third party may not be materially more favorable than the terms
                    offered to NRFC.

               (b)  For the Term of this Agreement, NCIC and NPLP shall not and shall cause any Subsidiary or Affiliate of NCIC or NPLP not to solicit, raid, entice, induce or contact, or attempt to solicit, raid, entice, induce or contact, any individual who currently is or at any time during the Term shall be an
                    Officer to do anything from which NCIC, NPLP and their
                    respective Subsidiaries and Affiliates are restricted from doing by reason of this Agreement, including to terminate
                    such Officer's employment with NRFC, NFRLP or their
                    respective Subsidiaries or to become an officer, director or employee of NCIC, NPLP or their respective Subsidiaries; and
                    NCIC and NPLP shall not and shall cause any Subsidiary or
                    Affiliate of NCIC or NPLP not to approach any such Officer for such purpose or authorize or participate in the taking of such actions by any other Person or assist or participate with any such Person in taking such action.

               (c)  Nothing in this Agreement shall be interpreted as
                    prohibiting a Person then engaged in any of the Businesses from (i) merging with NCIC or NPLP or any Subsidiary of NCIC or NPLP, provided that (1) the holders of NCIC or NPLP's
                    outstanding equity interests prior to such merger hold, in their capacity as holders of equity interests of NCIC or
                    NPLP, as applicable, less than 50% of the voting power of
                    NCIC or NPLP's outstanding equity interests following such merger or, if NCIC or NPLP is not the surviving entity of
                    such merger, the surviving entity's outstanding equity
                    interests immediately following the merger, and (2) after
                    the consummation of such merger, (A) a majority of the Board of NCIC, NPLP or the surviving entity, as applicable, shall consist of individuals other than Continuing Directors, (B)
                    the co-chief executive officers of NCIC as of the date
                    hereof cease to serve in such capacity, and (C) David T.
                    Hamamoto is not a senior executive officer of the entity
                    surviving the merger, and (ii) thereafter, carrying on its business in competition with NRFC or NRFLP within the
                    Territory.

               3. EQUITABLE REMEDIES. In the event NCIC or NPLP breaches, or threatens to breach, any term, provision, covenant or condition contained in this Agreement, NCIC or NPLP agrees that NRFC and NRFLP shall be entitled to both temporary and permanent injunctive relief against any such actual breach or threatened breach. The right of NRFC and NRFLP to such relief shall not be construed to prevent NRFC or
          NRFLP from pursuing, either consecutively or concurrently, any and all other legal or equitable remedies available for such breach or threatened breach, specifically including, without limitation, the recovery of monetary damages.

               4. APPLICABLE LAW AND CHOICE OF FORUM. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

               5. SEVERABILITY. If any term, provision, covenant or condition of this Agreement is declared invalid, illegal, unenforceable, ineffective or inoperative for any reason, such declaration shall not have the effect of invalidating or voiding the remainder of this
          Agreement, and the parties hereto agree that the part or parts of this
          Agreement so held to be invalid, illegal, unenforceable, ineffective or inoperative will be deemed to have been stricken from this
          Agreement and the remainder hereof will have the same force and effect as if such part or parts had never been included herein.

               6. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall not be altered, modified or amended, in whole or in part, except by the express written authorization and consent of the parties. In the event of a conflict between the terms hereof and those contained in the Contribution Agreements, the terms of this Agreement shall prevail as to the matters set forth herein.

               7. WAIVERS. Any waiver by any party, whether express or implied, of any breach of any term, provision, covenant or condition of this
          Agreement shall not constitute a waiver as to any subsequent breach of the same or of any other term, provision, covenant or condition hereof. Failure of a party to declare any breach upon the occurrence thereof, or any delay by any party in taking action with respect to any breach, shall not waive any such breach.

               8. NOTICES. Any and all notices or demands which must or may be given hereunder or under any other instrument contemplated hereby shall be given in accordance with the terms and conditions of the
          Contribution Agreement.

               9. TERMINATION. This Agreement and the rights and obligations of the parties hereunder shall terminate on the earliest to occur of (a)
          the date mutually agreed upon by the parties hereunder; (b) the occurrence of a merger described in Section 2(c)(i); or (c) the later to occur of (i) the date that is three (3) years from the date hereof, or (ii) the date that David Hamamoto is no longer a Chief Executive
          Officer, President or other senior executive officer employed by (A)
          NRFC and (B) NCIC or any successor or assign of NCIC or NPLP or their respective Subsidiaries, except for any such successor or assign pursuant to a merger satisfying the conditions described in Section
          2(c)(i) (other than the condition described in Section 2(c)(i)(2)(C))
          hereof (the "Term"). Upon and following the termination of this
          Agreement, no Party to this Agreement shall be required by reason of any provision of this Agreement to abide by any restriction on its business activities provided in this Agreement.

               10. PARTIES IN INTEREST. This Agreement and all terms,
          provisions, covenants and conditions contained herein shall inure to the benefit of and shall be binding upon the undersigned parties and their respective successors and assigns.

               11. ASSIGNMENT. This Agreement shall not be assignable by a party without the prior written consent of the other parties hereto.

               12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Non-Competition
Agreement to be executed as of the date first written above.

                            NORTHSTAR CAPITAL INVESTMENT CORP.

                            By: /s/ Richard J. McCready
                                --------------------------------------------
                                Name: Richard J. McCready
                                Title: Chief Operating Officer and Secretary

                            NORTHSTAR PARTNERSHIP, L.P.

                               By: NORTHSTAR CAPITAL INVESTMENT
                                   CORP., its General Partner

                                   By: /s/ Richard J. McCready
                                       -------------------------------------
                                       Name: Richard J. McCready
                                       Title: Chief Operating Officer and
                                             Secretary

                            NORTHSTAR REALTY FINANCE CORP.

                            By: /s/ Mark E. Chertok
                                --------------------------------------------
                                Name: Mark E. Chertok
                                Title: Chief Financial Officer and Treasurer

                            NORTHSTAR REALTY FINANCE LIMITED
                            PARTNERSHIP

                                By: NORTHSTAR REALTY FINANCE
                                    CORP., its General Partner

                                    By: /s/ Mark E. Chertok
                                        ------------------------------------
                                        Name: Mark E. Chertok
                                        Title: Chief Financial Officer and
                                               Treasurer